SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 31, 2024

Regenicin, Inc.
(Exact name of registrant as specified in its charter)

Wyoming	333-146834	27-3083341
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10 High Court, Little Falls, NJ	07424
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (973) 557-8914

___________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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SECTION 4 – Matters Related to Auditors and Financial Statements

Item 4.01	Changes in Registrant’s Certifying Auditor.

On October 31, 2024,  Marcum LLP (the “Former Auditor”) resigned as the Company’s independent registered public accounting firm. The Company has engaged Berkowitz Pollack Brant Advisors + CPAs, LLP (“BPB”) (“New Auditor”) as its independent registered public accounting firm effective November 5, 2024 to audit the Company’s fiscal years ended September 30, 2024, 2023, 2022, 2021 and 2020. The appointment of the New Auditor was approved by the Company’s Board of Directors.

Prior to appointing the New Auditor, the Company did not consult with the New Auditor regarding either: (i) the application of accounting principles to a specified transaction, either contemplated or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements; or (ii) any matter that was the subject of a “disagreement” or a “reportable event” (as those terms are defined in Item 304 of Regulation S-K).

The Former Auditor was engaged on February 1, 2022 to perform an audit for the Company's fiscal year ending September 30, 2023, 2022, 2021 and 2020, and has not issued an audit report on any of the Company's financial statements and, therefore, did not provide any adverse opinion or disclaimer of opinion, nor did it provide a qualified or modified opinion as to uncertainty, audit scope or accounting principles.

During our engagement with the Former Auditor, (1) pursuant to Item 304(a)(1)(iv) of Regulation S-K, there were no “disagreements” between the Company and the Former Auditor on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures.

The Company has provided the Former Auditor with a copy of the disclosures required by Item 304(a) of Regulation S-K in Item 4.01 of this Current Report on Form 8-K (this “Report”) prior to filing this Report with the Securities and Exchange Commission (the “SEC”). The Company has requested that Marcum LLP furnish a letter addressed to the SEC stating whether or not Marcum LLP agrees with the statements above. A copy of Marcum LLP’s letter dated November 4, 2024 is filed as Exhibit 16.1 to this Report.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

16.1 Letter from Marcum LLP to the Securities and Exchange Commission, dated November 4, 2024

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Regenicin, Inc.

/s/ Randall McCoy

Date: November 6, 2024

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